Form N-SAR, Sub-Item 77D

Policies with respect to security investments

Nuveen Investment Funds, Inc.
811-05309

On March 7, 2011, notification of changes to the Quantitative Enhanced Core Equity Funds (f/k/a
Nuveen Quantitative Large Cap Core Fund) investment policy were filed as a 497 (supplement) to the funds prospectus. A copy of the supplement is contained in the Form 497 filing on March 7, 2011, accession number 0001193125-11-057213 and is herein incorporated by reference
as an exhibit to the Sub-Item 77D of Form N-SAR.